UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2026

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2026, Cobra Aviation Services LLC (“Cobra”) and Leopard Aviation LLC (“Leopard” and, together with Cobra, the “Borrowers”), aviation subsidiaries of Mammoth Energy Services, Inc. (“Mammoth”), entered into a Loan and Security Agreement (the “Loan Agreement”) dated October 26, 2026, with Bank7, as lender. The Loan Agreement provides for senior secured term loan commitments of up to $58.0 million, consisting of a $25.0 million Term Loan A facility and a $33.0 million Term Loan B facility, to finance or reimburse acquisitions of additional aircraft. No amounts were advanced at closing, and amounts subsequently repaid may not be reborrowed.

Term Loan B was not available at closing and may become available only upon satisfaction of additional conditions, including Bank7’s sale of a participation interest in the loans of at least $10.0 million on terms acceptable to Bank7 and the full advancement of Term Loan A.

Borrowings bear interest at a variable annual rate equal to the greater of 6.25% and the prime rate published in The Wall Street Journal plus 0.50%. Accrued interest on outstanding borrowings is payable in November and December 2026, with monthly principal and interest payments beginning in January 2027 based on a 48-month amortization period. The term loans mature on October 26, 2030 and may be prepaid without premium or penalty.

The Borrowers’ obligations are joint and several, guaranteed by Mammoth and secured by substantially all assets of the Borrowers. Proceeds from sales of collateral and specified insurance, condemnation and casualty events generally must be used to prepay the obligations, subject to certain rights to acquire replacement collateral with Bank7’s approval.

The Loan Agreement contains customary affirmative and negative covenants and events of default. Beginning December 31, 2026, Cobra must maintain a debt service coverage ratio of at least 1.25 to 1.00, and Mammoth, on a stand-alone basis, must maintain at least $25.0 million of unencumbered liquid assets as of the end of each fiscal quarter. Upon an event of default, Bank7 may terminate further advances, accelerate the obligations and exercise remedies against the collateral.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is expected to be filed as an exhibit to Mammoth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference, as applicable.

Item 7.01 Regulation FD Disclosure.

On October 30, 2026, the Company issued a press release announcing a $58 million aviation term loan facility with Bank7, which press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference in the registration statement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 30, 2026, entitled "Mammoth Energy Services, Inc. Announces $58 Million Aviation Term Loan Facility with Bank7"
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	October 30, 2026	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary